Calculation of Filing Fee Tables
S-3
Guardian Pharmacy Services, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A Common Stock, par value $0.001 per share	457(o)	900,000	$ 31.00	$ 27,900,000.00	0.0001381	$ 3,852.99
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 27,900,000.00		$ 3,852.99
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,852.99
Offering Note
[1]	(1) The registrant previously registered the offer and sale of 6,000,000 shares of its Class A Common Stock, par value $0.001 per share ("Class A Common Stock") pursuant to a Registration Statement on Form S-3 (File No. 333-290865) (the "Prior Registration Statement"), which was initially filed on October 14, 2025 and became effective on November 3, 2025 pursuant to Section 8(a) of the Securities Act, as amended (the "Securities Act"). In accordance with Rule 462(b) under the Securities Act, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional 900,000 shares of Class A Common Stock. The additional shares of Class A Common Stock that are being registered hereby for offer and sale represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fee Tables contained in the Prior Registration Statement. (2) Based on the public offering price of $31.00.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date